Exhibit 10.30
GUARANTY OF UNASSIGNED ISSUER’S RIGHTS
     THIS GUARANTY OF UNASSIGNED ISSUER’S RIGHTS dated as of September 1, 2002 (the “Issuer Guaranty”), by and among William L. Bates, Gregg D. Scheller and Kurt W. Gampp, Jr., residents of the State of Missouri (the “Individual Guarantors”) and Synergetics, Inc., a Missouri corporation (the “Corporate Guarantor” and, together with the Individual Guarantors, the “Guarantors”), and THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI, a public corporation organized and existing under the laws of the State of Missouri (the “Issuer”).
     WITNESSETH:
     WHEREAS, the Issuer intends to issue its Private Activity Revenue Bonds, Series 2002 (Synergetics Development Company Project), in an aggregate principal amount of $2,645,000 (the “Bonds”); and
     WHEREAS, the Bonds are to be issued under and pursuant to an Indenture of Trust dated as of September 1, 2002 between the Issuer and UMB Bank, N.A., as Trustee; and
     WHEREAS, the proceeds derived from the issuance of the Bonds are to be loaned to Synergetics Development Company, L.L.C., a Missouri limited liability company (the “Obligor”), pursuant to a Loan Agreement dated as of September 1, 2002 (the “Loan Agreement”), to provide financing to finance the project as described and defined in the Loan Agreement (the “Project”) for the benefit of the Obligor; and
     WHEREAS, any financial benefit to the Obligor will result in a direct financial benefit to the Guarantors; and
     WHEREAS, the Issuer has reserved to itself certain rights defined as Unassigned Issuer Rights in the Indenture (collectively, the “Issuer’s Rights”), and the Obligor is obligated by the Loan Agreement to perform certain duties and to promptly pay certain moneys in connection with the Issuer’s Rights; and
     WHEREAS, the Issuer, as a condition to the issuance of the Bonds, has required that the Guarantors enter into this Issuer Guaranty to secure the obligations of the Obligor with respect to the Issuer’s Rights; and
     WHEREAS, the Guarantors desire that the Issuer issue the Bonds and apply the proceeds as aforesaid and are willing to enter into this Issuer Guaranty in order to induce the issuance of the Bonds and thereby achieve interest cost savings to the Obligor and financial benefit to Guarantors.
     NOW, THEREFORE, in consideration of the premises and as an inducement to the issuance of the Bonds by the Issuer, the Guarantors do hereby, subject to the terms hereof, covenant and agree with the Issuer as follows:
ARTICLE I
REPRESENTATIONS OF GUARANTORS
     Section 1.1. Each Guarantor does hereby represent and warrant that the assumption by Guarantor of his, her or its obligations hereunder will result in a direct financial benefit to him, her or it.

ARTICLE II
THE GUARANTY
     Section 2.1. The Guarantors, jointly and severally and each as principal, hereby absolutely and unconditionally guarantee to the Issuer the full and prompt performance of the Obligor’s obligations with respect to the Issuer’s Rights. All payments by the Guarantors shall be paid in lawful money of the United States of America. Each and every default in the full and prompt performance by the Obligor of its obligations with respect to the Issuer’s Rights shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.
     Section 2.2. The joint and several obligations of the Guarantors under this Issuer Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, premium, if any, and interest on the Bonds and the full and prompt performance by the Obligor of its obligations with respect to the Issuer’s Rights shall have been paid or performed or such payment or performance provided impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantors:
(a) The compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of Issuer under the Indenture or of the Issuer or the Obligor under the Loan Agreement;
(b) The failure to give notice to any one or more of the Guarantors of the occurrence of an event of default under the terms and provisions of this Issuer Guaranty, the Loan Agreement or the Indenture;
(c) The assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the Issuer or the Obligor in the project or the payments, revenues and receipts derived by the Issuer from the Project;
(d) The waiver of the payment, performance or observance by the Issuer, the Obligor or any one or more of the Guarantors of any of the obligations, covenants or agreements of any of them contained in the Indenture, the Loan Agreement or this Issuer Guaranty;
(e) The extension of the time for payment of any principal of, premium, if any, or interest on any Bond or under this Issuer Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, the Loan Agreement or this Issuer Guaranty or the extension or the renewal of either;
(f) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Loan Agreement, provided that the obligations of Guarantors are not thereby increased or expanded without their prior written consent;
(g) The taking or the omission of any of the actions referred to in the Indenture or the Loan Agreement or any action under this Issuer Guaranty;

(h) Any failure, omission, delay or lack on the part of the Issuer to enforce, assert or exercise any right, power or remedy conferred on the Issuer in this Issuer Guaranty, the Loan Agreement or the Indenture, or any other act or acts on the part of the Issuer or any of the owners from time to time of the Bonds;
(i) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Issuer, the Obligor or any one or more of the Guarantors or any of the assets of any of them, or any contest of the validity of this Issuer Guaranty in any such proceeding;
(j) To the extent permitted by law, the release or discharge of any one or more of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Issuer Guaranty by operation of law; or
(k) The default or failure of any one or more of the Guarantors to perform fully any of his, her or its obligations set forth in this Issuer Guaranty.
     Section 2.3. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Guarantors have or may come to have against the Issuer shall be available hereunder to the Guarantors against the Issuer; provided that nothing contained herein shall prohibit the Guarantors from asserting any separate or related claim against the Issuer in a separate proceeding, which proceeding shall in no way delay the prompt performance by Guarantors of their obligations hereunder.
ARTICLE III
REMEDIES ON DEFAULT
     Section 3.1. In the event of a default in the performance, by the Obligor, of the Obligor’s obligations with respect to the Issuer’s Rights, the Issuer, in its sole discretion, shall have the right to proceed first and directly against any one or more of the Guarantors under this Issuer Guaranty to the extent of the Guarantors’ obligations hereunder without proceeding against or exhausting any other remedies which the Issuer may have and without resorting to any other security held by the Issuer.
     Section 3.2. Each Guarantor hereby expressly waives notice from the Issuer of his or her acceptance and reliance on this Issuer Guaranty. The Guarantors agree to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by the Issuer in enforcing or attempting to enforce this Issuer Guaranty following any default on his, her or its part hereunder, whether the same shall be enforced by suit or otherwise.
     Section 3.3. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Issuer Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Issuer Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Issuer Guaranty should be breached by any one or more of the Guarantors and thereafter such breach is duly waived by the Issuer, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Issuer Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Issuer.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     Section 4.1. The Individual Guarantors shall be discharged of their obligations hereunder upon the earlier of (a) the later of (i) the issuance of an occupancy permit for the Project (as defined in the Indenture) and (ii) the date on which Synergetics, Inc. takes possession of the Project, and (b) the payment to the Issuer of the principal of, premium, if any, and interest on the Bonds, and the full and prompt performance of the Obligor’s obligations with respect to the Issuer’s Rights or provision for payment or performance thereof having been made with the Issuer as provided in the Indenture and the Loan Agreement. The Corporate Guarantor shall be discharged of its obligations hereunder upon the payment to the Issuer of the principal of, premium, if any, and interest on the Bonds, and the full and prompt performance of the Obligor’s obligations with respect to the Issuer’s Rights or provision for payment or performance thereof having been made with the Issuer as provided in the Indenture and the Loan Agreement.
     Section 4.2. The joint and several obligations of the Guarantors hereunder shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the Issuer and the proceeds thereof paid to the Issuer.
     Section 4.3. The agreements contained herein on the part of the Guarantors shall inure to and be binding upon each of his, her or its heirs, devisees, assigns and legal representatives.
     Section 4.4. This Issuer Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Guarantors and the Issuer with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     Section 4.5. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Issuer guaranty shall not affect the validity or enforceability of the remaining portions of this Issuer Guaranty.
     Section 4.6. This Issuer Guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have caused this Issuer Guaranty to be executed as of the date and year first above written.

/s/ William L. Bates

Printed Name: William L. Bates

/s/ Gregg D. Scheller

Printed Name: Gregg D. Scheller

/s/ Kurt W. Gampp, Jr.

Printed Name: Kurt W. Gampp, Jr.

Attest:	SYNERGETICS, INC.

[SEAL]

/s/	By /s/ Kurt W. Gampp, Jr.

Its (Assistant) Secretary	Title: (Vice) President

ACCEPTED:

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI

Attest: [SEAL]

By /s/	By /s/

Assistant Secretary	President